Exhibit 16.1

December 1, 2005

Securities and Exchange Commission

100 F Street, NW

Washington, D.C. 20549

Commissioners:

We were previously the independent registered public accounting firm for World Monitor Trust III and, under dates of October 6, 2004, February 16, 2005 and March 10, 2005, we reported on the statement of financial condition of World Monitor Trust III as of October 5, 2004, December 31, 2004 and March 10, 2005, respectively. On December 1, 2005, we were dismissed as the independent registered public accounting firm by the Board of Directors of Preferred Investment Solutions Corp., the Managing Owner of World Monitor Trust III. We have read World Monitor Trust III’s statements included under Item 4 of its Form 8-K dated December 1, 2005 and we agree with such statements, except that we are not in a position to agree or disagree with the statements contained in Item 4.01 (b).

Very truly yours,

/s/ Arthur F. Bell, Jr. & Associates, L.L.C.
Arthur F. Bell, Jr. & Associates, L.L.C.